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Exhibit 10.24

ENERSYS
2004 EQUITY INCENTIVE PLAN

        1.    Purpose.

        The EnerSys 2004 Equity Incentive Plan (the "Plan") is intended to provide an incentive to employees and non-employee directors of EnerSys, a Delaware corporation (the "Company"), and its Subsidiaries to remain in the service of the Company and its Subsidiaries and to increase their interest in the success of the Company in order to promote the long-term interests of the Company. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company.

        2.    Definitions.

        For purposes of the Plan, the following terms have the following meanings:

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Agreement" means an agreement between the Company and an Eligible Person providing for the grant of an Award hereunder.

        "Award" means any Option, Stock Appreciation Right, Restricted Shares, Bonus Stock, Stock Unit, Performance Share, or other incentive payable in cash or in shares of Common Stock as may be designated by the Compensation Committee from time to time under the Plan.

        "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Act.

        "Beneficiary" or "Beneficiaries" means the person(s) designated by a Participant or his Permitted Transferee in writing to the Company to receive payments or other distributions or rights pursuant to the Plan upon the death of such Participant or his Permitted Transferee. If no Beneficiary is so designated or if no Beneficiary is living at the time a payment, distribution or right becomes payable or distributable pursuant to the Plan, such payment, distribution or right shall be made to the estate of the Participant or a Permitted Transferee thereof. The Participant or Permitted Transferee, as the case may be, shall have the right to change the designated Beneficiaries from time to time by written instrument filed with the Compensation Committee in accordance with such rules as may be specified by the Compensation Committee.

        "Board of Directors" means the Board of Directors of the Company.

        "Bonus Shares" mean an Award of shares of Common Stock granted under Section 9 that are fully vested when granted.

        "Cashless Exercise" means an exercise of Vested Options outstanding under the Plan through (a) the delivery of irrevocable instructions to a broker to make a sale of a number of Option Shares that results in proceeds thereon in an amount required to pay the aggregate exercise price for all the shares underlying such Vested Options being so exercised (and any required withholding tax) and to deliver such proceeds to the Company in satisfaction of such aggregate exercise price or (b) any other surrender to the Company of Option Shares or Vested Options outstanding under the Plan to satisfy the applicable aggregate exercise price (and any withholding tax) required to be paid upon such exercise.

        "Cause" means, with respect to any Participant, (a) " cause" as defined in an employment agreement applicable to the Participant (so long as any act or omission constituting "cause" for such purpose was willful), or (b) in the case of a Participant who does not have an employment agreement that defines "cause": (i) any act or omission that constitutes a material breach by the Participant of any of his obligations under his employment agreement (if any) with the Company or any of its Subsidiaries, the applicable Agreement or any other agreement with the Company or any of its Subsidiaries; (ii) the willful and continued failure or refusal of the Participant substantially to perform the duties required of him as an employee of the Company or any of its Subsidiaries, or performance significantly below the level required or expected of the Participant, as determined by the Compensation Committee; (iii) any willful violation by the Participant of any federal or state law or regulation applicable to the business of the Company or any of its Subsidiaries or Affiliates, or the Participant's commission of any felony or other crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; or (iv) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries or Affiliates.

        "Change in Control" means the occurrence of any one of the following:

        (a)   any Person, including any "group", as defined in Section 13(d)(3) of 1934 Act, (other than any stockholder at the 2004 Closing or Metalmark Capital LLC, a Delaware limited liability company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then Outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a Qualifying Business Combination described in paragraph (c) below or who becomes such a Beneficial Owner as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

        (b)   the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors: individuals who, as of the 2004 Closing, constitute the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least 66 2/3% of the directors then still in office who either were directors at the 2004 Closing or whose appointment, election or nomination for election was previously so approved or recommended; or

        (c)   there is consummated a reorganization, merger or consolidation of the Company with, or sale or other disposition of at least 80% of the assets of the Company in one or a series of related transactions to, any other Person (a "Business Combination"), other than a Business Combination that would result in the voting securities of the Company Outstanding immediately prior to such Business Combination continuing to represent (either by remaining Outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof Outstanding immediately after such Business Combination (a "Qualifying Business Combination"); or

        (d)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the Outstanding securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        "Code" means the Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.

        "Common Stock" means shares of Common Stock, par value $0.01 per share, of the Company.

        "Compensation Committee" means the Compensation Committee of the Board of Directors.

        "Competing Business" means a business or enterprise (other than the Company and its direct or indirect Subsidiaries) that is engaged in any or all of the manufacture, importing, development, distribution, marketing or sale of:

        (a)   motive power batteries and chargers (including, without limitation, batteries and chargers for industrial forklift trucks and other materials handling equipment;

        (b)   stationary batteries and chargers (including, without limitation, standby batteries and power supply equipment for wireless and wireline telecommunications applications, such as central telephone exchanges, microwave relay stations, and switchgear and other instrumentation control systems); or

        (c)   any other product the Company now makes or is currently (or at a relevant time in the future) researching or developing, such as lithium batteries.

"Competing Business" also includes the design, engineering, installation or service of stationary and DC power systems, and any consulting and/or turnkey services relating thereto.

        "Date of Grant" means the date of grant of an Award as set forth in the applicable Agreement.

        "Eligible Persons" means employees and non-employee directors of the Company and its Subsidiaries.

        "Fair Market Value" means, with respect to a share of Common Stock on any relevant day, (a) if such Common Stock is traded on a national securities exchange, the closing price on such day, or if the Common Stock did not trade on such day, the closing price on the most recent preceding day on which there was a trade, (b) if such Common Stock is quoted on an automated quotation system, the closing price on such day, or if the Common Stock did not trade on such day, the mean between the closing bid and asked prices on such day, or (c) in all other cases, the "fair market value" as determined by the Compensation Committee in good faith and using such financial sources as it deems relevant and reliable.

        "Good Reason" means, with respect to any Participant, (a) "good reason" as defined in an employment agreement applicable to such Participant, or (b) in the case of a Participant who does not have an employment agreement that defines "good reason", a failure by the Company to pay material compensation due and payable to the Participant in connection with his employment.

        "Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code or any successor provision.

        "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

        "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

        "Option" means a right to purchase Common Stock granted pursuant to Section 8.

        "Option Price" means, with respect to any Option, the exercise price per share of Common Stock to which it relates.

        "Option Shares" means the shares of Common Stock acquired by a Participant upon exercise of an Option.

        "Outstanding", with respect to any share of Common Stock, means, as of any date of determination, all shares that have been issued on or prior to such date, other than shares repurchased or otherwise reacquired by the Company or any Affiliate thereof, on or prior to such date.

        "Participant" means any Eligible Person who has been granted an Award.

        "Performance Share" has the meaning set forth in Section 12.

        "Permanent Disability", with respect to any Participant who is an employee of the Company or any of its Subsidiaries, shall be defined in the same manner as such term or a similar term is defined in an employment agreement applicable to the Participant or, in the case of a Participant who does not have an employment agreement that defines such term or a similar term, means that the Participant is unable to perform substantially all his duties as an employee of the Company or any of its Subsidiaries by reason of illness or incapacity for a period of more than six months, or six months in the aggregate during any 12-month period, established by medical evidence reasonably satisfactory to the Compensation Committee.

        "Permitted Transferee" means, (A) with respect to outstanding shares of Common Stock held by any Participant, any Person with respect to which the Board of Directors shall have adopted a resolution stating that the Board of Directors has no objection if a transfer of shares is made to such Person, and (B) with respect to Awards, or any other share of Common Stock issued as or pursuant to any Award, held by any Participant, (i) any Person to whom such Awards or other shares are transferred by will or the laws of descent and distribution or (ii) the Company.

        "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof.

        "Public Offering" means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the 1933 Act.

        "Qualifying Performance Criteria" has the meaning set forth in Section 14(a) of the Plan.

        "Restricted Shares" mean shares of Common Stock awarded to a Participant subject to the terms and conditions of the Plan under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Compensation Committee.

        "Retirement", with respect to any Participant who is an employee of the Company or any of its Subsidiaries, means resignation or termination of employment on or after the Participant's 65th birthday (other than termination for Cause); provided, however, that the Compensation Committee may determine in its sole discretion that a resignation or termination of employment under other circumstances shall be considered "Retirement" for purposes of the Plan.

        "Stock Appreciation Right" means a right that entitles the Participant to receive, in cash or Common Stock (as determined by the Compensation Committee in its sole discretion) value equal to or otherwise based on the excess of (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Compensation Committee on the Date of Grant.

        "Stock Unit" means an Award granted under Section 11 denominated in units of Common Stock.

        "Subsidiary" means any corporation in which more than 50% of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary.

        "2004 Closing" means the closing of the Company's initial Public Offering.

        "Vested Options" means, as of any date of determination, Options that by their terms have vested and are exercisable on such date.

        "Vested Restricted Shares" means, as of any date of determination, Restricted Shares that by their terms have vested as of such date.

        A "Wrongful Solicitation" shall be deemed to occur when a Participant or former Participant directly or indirectly (except in the course of his employment with the Company), for the purpose of conducting or engaging in a Competing Business, calls upon, solicits, advises or otherwise does, or attempts to do, business with any Person who is, or was, during the then most recent 12-month period, a customer of the Company or any of its Affiliates, or takes away or interferes or attempts to take away or interfere with any custom, trade, business, patronage or affairs of the Company or any of its Affiliates, or hires or attempts to hire any Person who is, or was during the most recent 12-month period, an employee, officer, representative or agent of the Company or any of its Affiliates, or solicits, induces, or attempts to solicit or induce any person who is an employee, officer, representative or agent of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, or violate the terms of their contract, or any employment agreement, with it.

        3.    Administration of the Plan.

        (a)    Members of the Compensation Committee.    The Plan shall be administered, and Awards shall be granted hereunder, by the Compensation Committee; provided, however, that for all purposes of the Plan all actions of the Compensation Committee shall require the prior approval of the Board of Directors.

        (b)    Authority of the Compensation Committee.    Subject to Section 3(a), the Compensation Committee shall have full discretionary power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (c) make any determination and take any other action that the Compensation Committee deems necessary or desirable for administration of the Plan. All questions of interpretation, administration and application of the Plan shall be determined in good faith by a majority of the members of the Compensation Committee then in office, except that the Compensation Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Compensation Committee, and the determination of such majority shall be final and binding in all matters relating to the Plan.

        4.    Number of Shares Issuable in Connection with Awards.

        (a)    Original Limit.    The maximum aggregate number of shares of Common Stock that may be issued in connection with Awards granted under the Plan is 1,000,000 shares.

        (b)    Replenishment Provisions.    Shares subject to any Awards that expire without being exercised or that are forfeited shall again be available for future grants of Awards. In addition, Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award shall not count against the limit set forth in paragraph (a) above. The Company shall not be under any obligation, however, to make any such future Awards.

        (c)    Adjustments.    The limits provided for in this Section 4 shall be subject to adjustment as provided in Section 16(a).

        5.    Eligible Persons.

        Awards may be granted or offered only to Eligible Persons. The Compensation Committee shall have the authority to select the individual Participants to whom Awards may be granted from among such class of Eligible Persons and to determine the number and form of Awards to be granted to each Participant.

        6.    Agreement.

        The terms and conditions of each grant or sale of Awards shall be embodied in an Agreement in a form approved by the Compensation Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall: (a) state the date as of which the Award was granted or sold, and (i) in the case of Options and Stock Appreciation Rights, set forth the number of Options and Stock Appreciation Rights being granted to the Participant and the applicable Option Price and/or exercise price (for Stock Appreciation Rights) and expiration date(s), and (ii) in the case of Restricted Shares and other Awards, set forth the number of Restricted Shares or other Awards being granted or offered to the Participant and, if applicable, the purchase price or other consideration for such Restricted Shares or other Awards; (b) set forth the vesting schedule (if any); (c) be signed by the recipient of the Award and a person designated by the Compensation Committee; and (d) be delivered to the recipient of the Award.

        7.    Restrictions on Transfer.

        (a)    Restrictions on Transfer.    No Restricted Share, Bonus Stock, Performance Share or Option Share or other share of Common Stock issued as or pursuant to any Award may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of (or made the subject of any derivative transaction) to or with any third party (other than a Permitted Transferee); provided, however, that any such restriction on transfer shall terminate as to any such share when such share is no longer subject to any term, condition or other restriction under the Plan (other than Section 7(b)). No Option, Stock Appreciation Right, Stock Unit or other Award not in the form of a share of Common Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of (or made the subject of any derivative transaction) to or with any third party other than a Permitted Transferee. Each Permitted Transferee (other than the Company) by will or the laws of descent and distribution or otherwise, of any Award (or share issued in respect thereof) shall, as a condition to the transfer thereof to such Permitted Transferee, execute an agreement pursuant to which it shall become a party to the Agreement applicable to the transferor.

        (b)   No Participant will, directly or indirectly, offer, sell, assign, transfer, grant or sell a participation in, create any encumbrance on or otherwise dispose of any Award or any Shares with respect thereto (or solicit any offers to buy or otherwise acquire, or take a pledge of, any Award or any Shares with respect thereto), in any manner that would conflict with or violate the 1933 Act.

        8.    Options.

        (a)    Terms of Options Generally.    The Compensation Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options may be granted to any Eligible Person. Each Option shall entitle the Participant to whom such Option was granted to purchase, upon payment of the relevant Option Price, one share of Common Stock. Options granted under the Plan shall comply with the following terms and conditions:

          (i)    Option Price.

          A.    The Option Price for shares purchased under an Option shall be as determined by the Compensation Committee, but shall not be less than the Fair Market Value of the Common Stock as of the Date of Grant, except in the case of substitute awards issued by the Company in connection with an acquisition or other corporate transaction.

          B.    The Option Price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option Price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 17(c) of this Plan. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Compensation Committee for that purchase, which forms may (but are not required to) include:

            (A)  cash;

            (B)  check or wire transfer;

            (C)  tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company's earnings for financial reporting purposes or were not acquired from the Company as compensation;

            (D)  to the extent permitted by applicable law, Cashless Exercise; or

            (E)  such other consideration as the Compensation Committee may permit in its sole discretion; provided, however, that any Participant may, at any time, exercise any Vested Option (or portion thereof) owned by him pursuant to a Cashless Exercise without any prior approval or consent of the Compensation Committee.

          (ii)    Vesting of Options.    Each Option shall vest and become exercisable on such terms and conditions or shall be prescribed by the Compensation Committee.

          (iii)    Duration of Options.    Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Compensation Committee but in no event shall be greater than ten years from the Date of Grant.

          (iv)    Exercise Following Termination of Employment.    Upon termination of a Participant's employment with the Company and its Subsidiaries, unless otherwise determined otherwise by the Compensation Committee in its sole discretion, the following terms and conditions shall apply:

            A.    if the Participant's employment is terminated by the Company other than for Cause, or as a result of the Participant's resignation for Good Reason, or as a result of death, Permanent Disability or Retirement, the Participant (or, in the case of the Participant's death, his Beneficiary) may exercise any Options, to the extent vested as of the date of such termination, at any time until the earlier of (I) the 60th day following the date of such termination of employment, and (II) the expiration of the Option under the provisions of clause (iii) above; and

            B.    if the Participant's employment is terminated by the Company for Cause, or as a result of the Participant's resignation other than for Good Reason, all of the Participant's Options (whether or not vested) shall expire and be canceled without any payment therefor as of the date of such termination.

  Any Options not exercised within the applicable time period specified above shall expire at the end of such period and be canceled without any payment therefor.

          (v)    Certain Restrictions.    Options granted hereunder shall be exercisable during the Participant's lifetime only by the Participant.

          (vi)    Stockholder Rights; Option and Share Adjustments.    A Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant. Except as otherwise provided by the Board of Directors, no adjustment (including an adjustment of an Option's exercise price) shall be made with respect to (A) outstanding Options for dividends or other distributions, whether made with respect to Common Stock or otherwise, or (B) dividends, distributions or other rights in respect of any share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

          (vii)    Dividends and Distributions.    Any shares of Common Stock or other securities of the Company received by the Participant as a result of a stock dividend or other distribution in respect of Option Shares shall be subject to the same restrictions as such Option Shares.

          (viii)    Incentive Stock Options.    Incentive Stock Options granted under this Plan shall be subject to the following additional conditions, limitations and restrictions:

            A.    Incentive Stock Options may be granted only to employees of the Company or a Subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.

            B.    No Incentive Stock Option may be granted under this Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company's stockholders.

            C.    The aggregate Fair Market Value (as of the Date of Grant) of the Common Stock with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of the $100,000 limit, the Participant's Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option will thereafter be treated as a Nonqualified Stock Option for all purposes. No Incentive Stock Option may be granted to any individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

            D.    If the Compensation Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than three months after the termination of a Participant's employment for any reason (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option will thereafter be treated as a Nonqualified Stock Option for all purposes. For purposes of this subclause D, a Participant's employment relationship will be treated as continuing uninterrupted during any period that the Participant is on military leave, sick leave or another Approved Leave of Absence if the period of leave does not exceed 90 consecutive days, or a longer period to the extent that the Participant's right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90 consecutive days and the Participant's right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.

          (ix)    Additional Terms and Conditions.    Each Option granted hereunder, and any shares of Common Stock issued in connection with such Option, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Agreement.

        (b)    Unvested Options.    Upon termination of a Participant's employment with the Company and its Subsidiaries, all Options granted to such Participant that have not theretofore vested (and which do not vest by reason of such termination of employment) shall terminate and be canceled without any payment therefor.

        9.    Restricted Shares and Bonus Shares.

        (a)    Terms of Restricted Shares and Bonus Shares Generally.    Restricted Shares and Bonus Shares awarded by the Compensation Committee shall not require payment of any consideration by Participants, except as otherwise determined by the Compensation Committee in its sole discretion.

        (b)    Restricted Shares and Bonus Shares shall comply with the following terms and conditions:

          (i)    Vesting.    Any Awards of Restricted Shares shall vest in accordance with a vesting schedule to be specified by the Compensation Committee. Except as vesting may be accelerated pursuant to the terms of the Plan, such restrictions shall not terminate prior to three years after the Date of Grant. Bonus Shares shall be fully vested when granted.

          (ii)    Stockholder Rights.    Unless otherwise determined by the Compensation Committee in its sole discretion, a Participant shall have all rights of a stockholder as to the Restricted Shares and Bonus Shares awarded to such Participant, including the right to receive dividends and the right to vote in accordance with the Company's Certificate of Incorporation, subject to the restrictions set forth in the Plan and the applicable Agreement.

          (iii)    Dividends and Distributions.    Any shares of Common Stock or other securities of the Company received by a Participant as a result of a stock distribution to holders of Restricted Shares or as a stock dividend on Restricted Shares shall be subject to the same restrictions as such Restricted Shares or Bonus Shares and all references to Restricted Shares or Bonus Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

          (iv)    Additional Terms and Conditions.    Each Restricted Share and Bonus Share granted or offered for sale hereunder shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Agreement.

        (c)    Unvested Restricted Shares.    Unless otherwise determined by the Compensation Committee in its sole discretion, upon termination of a Participant's employment with the Company and its Subsidiaries, all Restricted Shares granted or sold to such Participant that have not theretofore vested (and that do not vest by reason of such termination of employment) shall terminate and be canceled without any payment therefor.

        10.    Stock Appreciation Rights.

        Stock Appreciation Rights may be granted to Participants either alone ("freestanding") or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted hereunder. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights granted under the Plan shall be granted subject to the same terms and conditions applicable to Nonqualified Stock Options as set forth in Section 8(a); provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions as such Option. Subject to the provisions of Section 8, the Compensation Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock or cash as determined by the Compensation Committee in its sole discretion.

        11.    Stock Units.

        The Compensation Committee may also grant Awards of Stock Units under the Plan. With respect to each grant of Stock Units, the Compensation Committee shall determine in its sole discretion the period or periods, including any conditions for determining such period or periods, during which any restrictions on vesting shall apply, provided that in no event, other than in connection with a termination of employment, shall such period or periods be less than three years (the "Unit Restriction Period"). The Compensation Committee may also make any Award of Stock Units subject to the satisfaction of other conditions, including the attainment of performance goals, or contingencies ("Unit Vesting Condition"), in order for a Participant to receive payment of such Stock Unit Award, which shall be established by the Compensation Committee at the Date of Grant thereof. The Compensation Committee may specify that the grant, vesting or retention of any or all Stock Units shall be a measure based on one or more Qualifying Performance Criteria selected by the Compensation Committee and specified at the Date of Grant thereof. If required by Section 162(m) of the Code, the Compensation Committee shall certify the extent to which any Qualifying Performance Criteria have been satisfied, and the amount payable as a result thereof, prior to payment of any Stock Units that are intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Awards of Stock Units shall be payable in Common Stock or cash as determined by the Compensation Committee in its sole discretion. The Compensation Committee may permit a Participant to elect to defer receipt of payment of all or part of any Award of Stock Units pursuant to rules and regulations adopted by the Compensation Committee. Unless the Compensation Committee provides otherwise at the Date of Grant of an Award of Stock Units, the provisions of Section 9 of this Plan relating to the vesting of Restricted Shares shall apply during the Unit Restriction Period or prior to the satisfaction of any Unit Vesting Condition for such Award.

        12.    Performance Shares.

        The Compensation Committee may grant Awards of Performance Shares and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals (which may be Qualifying Performance Criteria) and other terms and conditions specified by the Compensation Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further considerations as the Compensation Committee shall determine, in its sole discretion. However, the Compensation Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Participant subject to Section 162(m) of the Code to the extent such Section is applicable. The Compensation Committee, in its sole discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

        13.    Other Stock-Based Awards.

        In addition to the Awards described in Sections 8 through 12, and subject to the terms of the Plan, the Compensation Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

        14.    Performance-Based Awards.

        (a)    Performance Criteria.    Awards of Options, Restricted Shares, Stock Units, Performance Shares and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria. For purposes of the Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow; (b) earnings (including, without limitation, gross margin, earnings before interest and taxes ("EBIT"), earnings before taxes ("EBT"), and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average stockholders' equity; (g) total stockholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit, (r) market share; (s) overhead or other expense reduction; (t) growth in stockholder value relative to various indices, including, without limitation, the S&P 500 Index or the Russell 2000 Index, (u) strategic plan development and implementation, and (v) during the "reliance period" (as defined in Treasury Regulation section 1.162-27(f)(2)), any other performance measure selected by the Compensation Committee in its sole discretion (collectively, the "Qualifying Performance Criteria"). To the extent required by and consistent with Section 162(m) of the Code, the Compensation Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (z) asset write-downs, (aa) litigation, claims, judgments or settlements, (bb) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (cc) accruals for reorganization and restructuring programs, (dd) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report to stockholders for the applicable year, and (ee) amounts paid in reimbursement to stockholders pursuant to agreements in place at the 2004 Closing.

        (b)    Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee in the Award. To the extent required by Section 162(m) of the Code, prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Code Section 162(m), the Compensation Committee shall certify the extent to which any such Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). To the extent Section 162(m) of the Code is applicable, the Compensation Committee may not in any event increase the amount of compensation payable to a Participant subject to Section 162(m) of the Code upon the satisfaction of any Performance Criteria.

        15.    Certain Forfeitures.

        In the event a Participant or former Participant engages in a Competing Business or in Wrongful Solicitation while in the employ of the Company or a Subsidiary, or during the period of 13 months immediately following termination of such employment, the following rules shall apply:

        (a)   all Awards then held by the Participant (whether vested or not) shall be forthwith forfeited without payment or other compensation of any kind; provided, however, that the Company shall remit to the Participant the lesser of (1) the amount (if any) he paid for forfeited Awards and (2) in the case of Restricted Shares or Performance Shares, the Fair Market Value of such Restricted Shares as of the date of termination;

        (b)   notwithstanding subclause (a), in the event Vested Restricted Shares or vested Performance Shares were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation through the 13-month anniversary of his termination of employment with the Company or a Subsidiary, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Vested Restricted Shares or vested Performance Shares, as determined on the date of disposition, less the amount (if any) paid by the Participant for such shares; and

        (c)   in the event Option Shares, Shares obtained pursuant to the exercise of a Stock Appreciation Right or other Shares obtained pursuant to Awards under the Plan (and not described in subparagraph (b)) were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation through the 13-month anniversary of his termination of employment with the Company or a Subsidiary, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Shares, as determined on the date of disposition, less the Option Price or other amount (if any) paid therefor.

        16.    Effect of Certain Corporate Changes and Changes in Control.

        (a)    Dilution and Other Adjustments.    If the Outstanding shares of Common Stock or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization, the Compensation Committee may, and if such event occurs after a Change of Control, the Compensation Committee shall, appropriately and equitably adjust the number and kind of shares of Common Stock or other securities that are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of shares of Common Stock or other securities without changing the aggregate exercise or settlement price.

        (b)    Change in Control.    The Compensation Committee may provide, either at the time an Award is granted or thereafter, that a Change in Control that occurs after the initial Public Offering of the Company shall have such effect as is specified by the Compensation Committee, or no effect, as the Compensation Committee in its sole discretion may provide. Without limiting the foregoing, the Compensation Committee may provide, either at the Date of Grant of an Award or thereafter, that if such a Change in Control occurs, then effective as of a date selected by the Compensation Committee, the Compensation Committee, acting in its sole discretion without the consent or approval of any Participant, will effect one or more of the following actions or combination of actions with respect to some or all outstanding Awards (which actions may be conditional on the occurrence of such Change in Control and which may vary among individual Participants): (1) accelerate the time at which Awards then outstanding vest and (as applicable) may be exercised in full for a limited period of time on or before a specified date (which will permit the Participant to participate with the Common Stock received upon exercise of an Option, a Stock Appreciation Right or another Award in the event of such Change in Control) fixed by the Compensation Committee, after which specified date all unexercised Awards and all rights of Participants thereunder shall terminate, (2) accelerate the time at which Awards then outstanding vest (and, in the case of Options and Stock Appreciation Rights, may be exercised so that such Options and Stock Appreciation Rights may be exercised in full for their then remaining term), (3) require the mandatory surrender to the Company of outstanding Awards held by such Participant (irrespective of whether such Awards are then vested or exercisable under the provisions of the Plan) as of a date, before or not later than 60 days after such Change in Control, specified by the Compensation Committee, and in such event the Compensation Committee shall thereupon cancel such Awards and the Company shall pay to each Participant an amount of cash equal to the excess of the Fair Market Value of the aggregate shares of Common Stock subject to such Award over the aggregate price (if any) of such shares, or (4) take such other actions as the Compensation Committee deems appropriate in its discretion (whether or not related to any of the foregoing).

        17.    Miscellaneous.

        (a)    No Rights to Grants or Continued Employment or Engagement.    No Participant shall have any claim or right to receive grants of Awards under the Plan. Neither the Plan nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Participant any right to be retained in the employ or as a director of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other Affiliate thereof to terminate the employment or other retention of such Participant at any time.

        (b)    Right of Company to Assign Rights and Delegate Duties.    The Company shall have the right to assign any of its rights and delegate any of its duties hereunder to any of its Affiliates. The terms and conditions of any Award under the Plan shall be binding upon and shall inure to the benefit of the personal representatives, heirs, legatees and permitted successors and assigns of the relevant Participant and the Company.

        (c)    Tax Withholding.    The Company and its Subsidiaries may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or other law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied in full. The Compensation Committee may in its sole discretion permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (1) paying cash to the Company, (2) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Shares), having a Fair Market Value equal to the tax withholding obligations, (3) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value equal to the tax withholding obligations, or (4) entering into such other arrangement as is acceptable to the Compensation Committee in its sole discretion. The value of any shares withheld or surrendered may not exceed the employer's minimum tax withholding obligation and, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company's earnings for financial reporting purposes. The Company and its Subsidiaries shall also have the right to deduct from any and all cash payments otherwise owed to a Participant any federal, state, local or other taxes required to be withheld with respect to the Participant's participation in the Plan.

        (d)    No Restriction on Right of Company to Effect Corporate Changes.    The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (e)    1934 Act.    Notwithstanding anything contained in the Plan or any Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the 1934 Act, the Compensation Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

        (f)    Securities Laws.    Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the judgment of the Compensation Committee, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the 1934 Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

        (g)    Severability.    If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Compensation Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

        18.    Amendment.

        The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom any Awards shall previously have been granted, adversely affect the rights of such Participant in such Awards; provided, however, that the Participant Committee (as defined below) shall have the authority to approve (without any further consent) any such alteration, amendment, suspension, termination or waiver of any of the rights of the Participants under the Plan or any Agreement or any outstanding Awards so long as such alteration, amendment, suspension, termination or waiver is uniformly applicable to all Participants. As used herein, the "Participant Committee" means John Craig and any additional and successor members of such committee (who shall be Participants and senior executives of the Company) appointed by him or (if Craig is no longer the Chief Executive Officer of the Company) the Board of Directors. Mr. Craig and any such additional or successor members shall not have any liability to any other Participant for any of his acts or omissions as a member of the Participant Committee, unless such act or omission resulted from the fraud, willful misconduct or gross negligence of such Person. In addition, no amendment of the Plan shall, without the approval of the stockholders of the Company:

          A.    increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

          B.    reduce the price at which Options may be granted below the price provided for in Section 8(a) hereof;

          C.    reduce the Option Price of outstanding Options; or

          D.    extend the term of this Plan.

Notwithstanding any other provision of the Plan, during the "reliance period" (as defined in Treasury Regulation section 1.162-27(f)(2)), any purported "material modification" of the Plan (within the meaning of Treasury Regulation section 1.162-27(h)(1)(iii)) shall be of no effect.

        19.    Termination of the Plan.

        The Plan shall continue until terminated by the Board of Directors pursuant to Section 18 or as otherwise set forth in this Plan, and no further Awards shall be made hereunder after the date of such termination.

        20.    Conditions to Issuance of Shares.

        (a)    The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the 1933 Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as the Compensation Committee deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

        (b)    To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        21.    Headings; Number; Gender.

        The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

        Words used herein in the singular form shall be construed as being used in the plural form, as appropriate in the relevant context, and vice versa. Pronouns used herein of one gender shall be construed as referring to either or both genders, as appropriate in the relevant context.

        22.    Limited Waiver.

        The waiver by the Company of any of its rights under the Plan with respect to any Participant, whether express or implied, shall not operate or be construed as a waiver of any other rights the Company has with respect to such Participant or of any of its rights with respect to any other Participant.

        23.    Governing Law.

        The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of New York without reference to rules relating to conflicts of law.

        24.    Effective Date.

        The Plan shall become effective immediately prior to the time at which the Form S-1 registration statement for the Company's initial Public Offering is declared effective by the Securities and Exchange Commission.

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ENERSYS 2004 EQUITY INCENTIVE PLAN